COMMERCIAL PURCHASE AND SALE AGREEMENT

                          Date: December 16, 2004




1.PURCHASE AND SALE. The undersigned buyer ("Buyer") agrees to buy and the undersigned seller ("Seller") agrees to sell all that tract or parcel of land with such improvements as are located thereon, described as follows: All that tract of land lying and being in Land Lot 755/796 of the 1st District, 2nd Section of Fulton County, Georgia, and being known as Address 5970 North Point Parkway City Alpharetta, Georgia Zip Code 30022, according to the present system of numbering in and around this area, being more particularly described as Lot __________, Block ___________, Unit ____________, Phase/ Section 3 of North Point Commons Development/ Subdivision, as recorded in Plat Book 26591, Page 161, Fulton County, Georgia, records together with all fixtures, landscaping, improvements, and appurtenances (all being hereinafter collectively referred to as the "Property"), as more particularly described in Exhibit "A", or if no Exhibit "A" is attached as is recorded with the Clerk of the Superior Court of the county in which the Property is located and is made a part of this
   Agreement by reference.

2.PURCHASE PRICE. The total purchase price for the property shall be Two Million Eight Hundred Fifty Thousand and 00/100 U.S. Dollars ($ 2,850,000.00) ("Purchase Price"), and subject to all prorations and adjustments shall be paid by Buyer at the Closing by cash, wire transfer of immediately available funds, cashier's check or certified check.

3.EARNEST MONEY.  Buyer has deposited the sum of $ 50,000.00 [X] Check/
  [ ] Cash with Seller's Title Company, First American Title Insurance Company. This sum ("Earnest Money") has been received by the Holder and is to be applied as part of the Purchase Price at Closing. The Earnest Money shall be deposited in holder's escrow account within five banking days from the Binding Agreement Date. The escrow account may be interest-bearing (with Holder retaining any interest there from). In the event any Earnest Money check is not honored, for any reason, by the financial institution upon which it is drawn, Holder shall promptly notify Buyer and Seller. Buyer shall have three banking days after notices to deliver good funds to Holder. In the event Buyer does not timely deliver good funds to Holder, this Agreement shall automatically terminate and Holder shall notify the parties of the same. Holder shall disburse Earnest Money only as follows;
  (a) at Closing; (b) upon a subsequent written agreement between Buyer and Seller; or (c) as set forth below in the event of a dispute regarding Earnest Money. No party shall seek damages from Holder, nor shall Holder be liable for any such damages, for any matter arising out of or related to the performance of Holder's duties hereunder.

       DISPUTES REGARDING EARNEST MONEY. In the event Buyer or Seller notifies Holder of a dispute regarding the disposition of Earnest Money that holder cannot resolve, Holder shall settle the dispute as follows: [Select Section A or B below. The Section not selected is not a part of this agreement.]

       [X]    A.    REASONABLE INTERPRETATION BY HOLDER.  Holder shall have
               the right disburse all or any portion of the Earnest Money upon a reasonable interpretation of this Agreement by the Holder. Prior to disbursing Earnest Money pursuant to a reasonable interpretation of this agreement, holder shall give all parties fifteen days notice, stating to whom the disbursement will be made. Any party may object in writing to the disbursement, provided the objection is received by Holder prior to the end of the fifteen-day notice period. All objections not raised in a timely manner shall be waived. In the event a timely objection is made, Holder shall consider the objection and shall do any or a combination of the following: (i) hold the Earnest Money for a reasonable period of time to give the parties the opportunity to resolve the dispute; (ii) disburse the Earnest Money and so notify all parties; and/ or (iii) interplead the Earnest Money into a court of competent jurisdiction. Holder shall be reimbursed for and may deduct from any funds interpleaded its costs and expenses, including reasonable attorney's fees. The prevailing party in the interpleader action shall be entitled to collect form the other party the costs and expenses reimbursed to Holder, and upon payment of such funds into the court registry, Holder shall be released from all further liability in connection with the funds delivered.

              B.         ARBITRATION.  Buyer  and  Seller  agree  that  nay
               earnest money dispute shall be settled by arbitration in accordance with the rules of the Commercial Arbitration Rules of the American Arbitration Association. Buyer and
               Seller              agree             to              engage
               ______________________________________ or another arbitrator mutually agreeable to the parties ("Arbitrator"), to settle the Earnest Money dispute. The award of the Arbitrator shall be final and binding upon the parties, hereto, and holder shall promptly disburse the Earnest Money in accordance with said award. The costs of any such arbitration shall be equally shared between Buyer and Seller and shall be promptly paid to the Arbitrator.



               /s/ JH                             /s/ RPJ
               Buyer's Initials                        Seller's Initials








4.INSPECTION. Prior to closing, Buyer and Buyer's agents shall have the right to enter upon the Property at Buyer's expense and at reasonable times to inspect, survey, examine, and test the Property as Buyer may deem necessary as part of Buyer's acquisition of the Property. Buyer shall indemnify and hold Seller and all Brokers harmless from and against any and all claims, injuries, and damages to persons and/ or property arising out of or related to the exercise of Buyer's rights hereunder. Buyer shall have until January 23, 2005 from the Binding Agreement Date ("Due Diligence Period") to evaluate the Property, the feasibility of the transaction, the availability and cost of financing, and any other matter of concern to the Buyer. During the Due Diligence Period, Buyer shall have the right to terminate this Agreement upon notice to Seller if Buyer determines based on an evaluation of the above that it is not desirable to proceed with the transaction. In such event, Holder shall promptly refund Buyer's Earnest Money in accordance with the Earnest Money paragraph above. Within 5 days from the Binding Agreement Date, Seller shall deliver to Buyer, copies of the materials concerning the Property referenced in Exhibit "B" (collectively referred to as "Due Diligence Materials"), which materials shall be promptly returned to Seller if this Agreement does not close for any reason. If Buyer fails to timely notify Seller that it is not proceeding with the transaction, Buyer shall waive its rights to terminate this Agreement pursuant to this paragraph.

5.TITLE.
 A.WARRANTIES OF SELLER. Seller warrants that at Closing, Seller shall convey good and marketable, fee simple title to the Property Buyer, subject only to the following exceptions ("Permitted Exceptions")

   (1)  Liens for ad valorem taxes not yet due and payable

   (2) Those exceptions to which Buyer does not object or which Buyer waives in accordance with the Title Objections paragraph below. "Good and Marketable, fee simple title" with respect to the Property shall be such title: (a) as is classified as "marketable" under the Title Standards of the State Bar of Georgia; and 9b) as is acceptable to and insurable bay a title insurance company doing business in Georgia ("Title Company"), at standard rates on an American Land Title Association Owner's Policy ("Title Policy").

B.TITLE OBJECTIONS. Buyer shall have 30 days from the Binding Agreement date in which to furnish Seller with a written statement of any title objections, UCC-1 or UCC-2 Financing Statements, and encroachments, and other facts affecting the marketability of the Property as revealed by a current title examination and survey. Seller shall have 14 days from the receipt of such objections (the "Title Cure Period") to cure all valid title objections. Seller shall satisfy any existing liens or monetary encumbrances identified by Buyer as Title Objections which may be satisfied by the payment of a sum certain prior to Closing. Except for Seller's obligations in the preceding sentence, if Seller fails to cure any other valid title objections of Buyer within the Title Cure Period (and fails to provide Buyer with evidence of Seller's cure satisfactory to Buyer and to the Title Company), then within five days of the expiration of the Title Cure Period, Buyer may as Buyer's sole remedies: (1) rescind the transaction contemplated hereby, in which case Buyer shall be entitled to the return of Buyer's Earnest Money; (2) waive any such objections and elect to close the transaction contemplated hereby irrespective of such title objections and without reduction of the Purchase Price; or (3) extend the Closing Date for a period of up to fifteen days to allow Seller further time to cure such valid title objections. Failure to act in a timely manner under this paragraph shall constitute a waiver of Buyer's rights hereunder. Buyer shall have the right to re-examine title prior to Closing and notify Seller at Closing of any title objections which appear of record after the date of Buyer's initial title examination and before Closing.

  6.  CLOSING.
       A.     CLOSING   DATE.   This  transaction  shall   be   consummated
       ("Closing") at the office of First American Title Insurance Company on or before March 1, 2004, or at such other time and place as the parties may agree upon in writing(the "Closing Date").

       B. POSSESSION. Seller shall deliver possession and occupancy of the Property to Buyer at Closing, subject only to the rights of
       tenants  in  possession  and  the   Permitted  Exceptions.

 7. SELLER'S OBLIGATIONS AT CLOSING. At Closing, Seller shall deliver to Buyer: (a) a Closing Statement; (b) Limited Warranty Deed; (c) FIRPTA Affidavit (indicating that Seller is not a "foreign person" or "foreign corporation" as that term is defined in Section 1445(f) of the Internal Revenue Code of 1986); (d) an Affidavit of Seller's Residence Regarding Georgia Withholding Tax establishing that Seller is exempt from the requirements of O.C.G.A. 48-7-128, the Georgia Withholding Statute (or Affidavit of Exemption, or Affidavit of Seller's Gain, if withholding is required), (e) a transfer tax declaration form properly signed and executed by the Seller; and (f) all documents which Seller must execute under the terms of this Agreement to cause the Title Coma pay to deliver to Buyer the Title Policy including, without limitation, a title affidavit from Seller to Buyer and to the Title Company in the form customarily used in Georgia commercial real estate transactions so as to enable the Title Company to issue Buyer the Title Policy with all standard exceptions deleted and subject only to the Permitted Exceptions and evidence reasonably satisfactory to Title Company of its due and proper authority and power to perform its obligations hereunder. In addition, Seller shall deliver to Buyer at Closing all documents/ items indicated in Exhibit "C", if any (all documents to be delivered by Seller under this paragraph, including all documents/ items indicated in Exhibit "C" are collectively referred to as "Seller's Closing Documents").


               /s/ JH                             /s/ RPJ
           Buyer's Initials                   Seller's Initials




8.CONDITIONS TO CLOSING.
      A. CONDITIONS IN FAVOR OF BUYER. The obligation of Buyer to consummate the transaction contemplated herein is conditioned upon the following conditions precedent as of the Closing Date;

        (1) All representations and warranties of Seller made herein shall remain true and correct;
        (2) Seller shall have performed all of the covenants undertaken by Seller in this Agreement to be performed by Seller at or prior to closing;
        (3) Seller shall have delivered to the Buyer properly executed originals of Seller's Closing Documents;
        (4) There shall have been no material adverse change in the physical condition of the Property, except as otherwise provided for in the agreement;
        (5)  The  issuance at Closing of the Title Policy  (or  marked
        binder),   with  all  standard  exceptions  deleted   and
        subject only to the permitted exceptions.

     B.CONDITIONS IN FAVOR OF SELLER. The obligation of Seller to consummate the transaction contemplated herein is conditioned upon the following conditions precedent as of the Closing Date;

             (1) All representations and warranties of Buyer made herein shall remain true and correct;
             (2) Buyer shall have performed all of the covenants undertaken by Buyer in this Agreement to be performed by Buyer at or prior to Closing; and
             (3) Buyer shall have: (a) delivered to the Seller properly executed originals of the transfer tax declaration form, title policy documents, closing statement, and any other documents identified on Exhibit "C" that require Buyer's signature; and (b) paid the Purchase Price, plus or minus prorations and adjustments, to Seller.

  9. COSTS.
       A. SELLER' COSTS. Seller shall pay the cost of recording any title curative document, including without limitation, satisfactions of deeds to secure debt, quitclaim deeds and financing statement terminations; all transfer taxes; all deed recording fees; the fees of Seller's counsel.
       B. BUYER'S COSTS. Buyer shall pay the cost of Buyer's counsel and consultants; any costs in connection with Buyer's inspection of the Property and any costs associated with obtaining financing for the acquisition of the Property
       (including any intangibles tax, all deed recording fees, and the cost of recording Buyer's loan documents).
       C. ADDITIONAL COSTS. In addition to the costs identified above, the following costs shall be paid by the parties hereto as indicated below:


          ITEM TO BE PAID           PAID BY SELLER           PAID BY BUYER

          Survey                        [ ]                        [X]

          Title Examination             [ ]                        [X]

          Premium for Owner's
           Title Insurance Policy       [ ]                        [X]

          Other:                        [ ]                        [X]


  10. TAXES AND PRORATIONS. Real estate taxes on the Property for the calendar year in which the Closing takes place shall be prorated as of 12:01 am on the Closing Date. Seller shall be responsible (even after Closing) for paying all taxes (including previous reassessments) on the Property for the time period during which the Seller owned the Property. In addition, the following items shall also be prorated as of 12:01 am on the Closing Date [Select only those items that apply t this transaction; the items not selected shall not apply to this Agreement.]

            [X]  Utilities
            [X]  Rents
            [ ]  Service Contracts
            [ ]  Leasing Commissions
            [ ]  Tenant Improvement Costs
            [X]  Other: Dues  and Assessments

               /s/ JH                             /s/ RPJ
           Buyer's Initials                   Seller's Initials




  11.         REPRESENTATIONS AND WARRANTIES.
       A. Seller's Representations and Warranties. As of the Binding Agreement Date and the Closing Date, Seller makes the representations and warranties to Buyer, if any, as indicated on Exhibit "D"
       B. Buyer's Representations and Warranties. As of the Binding Agreement Date and the Closing Date, Buyer represents and warrants to Seller that Buyer has the right, power, and authority to enter into this Agreement and to consummate the transaction contemplated by the terms and conditions of this Agreement; and the persons executing this Agreement on behalf of Buyer have been duly and validly authorized by Buyer to execute and deliver this Agreement and shall have the right, power, and authority to enter into this Agreement and bind Buyer.

  12.         AGENCY AND BROKERAGE.
       A.   AGENCY.
         (1) In this Agreement, the term "Broker" shall mean a licensed Georgia Real Estate Broker or brokerage firm and where the context would indicate the broker's affiliated licensees. No Broker in this transaction shall owe any duty to Buyer or Seller greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A.
         10-6A-1 et .seq.;

         (2) Seller and Buyer acknowledge that if they are not represented by a Broker they are each solely responsible for their own interests, and that Broker's role is limited to performing ministerial acts for either party;

         (3) The Broker, if any, working with the Seller is identified on the signature page as the "Listing Broker"; and said Broker is [X], OR, is not [ ] representing the Seller;

         (4) The Broker, if any, working with the Buyer is identified on the signature page as the "Selling Broker",
         said  Broker  is[X], OR, is not [   ]  representing  the Buyer;

         (5) If Buyer and Seller are both being represented by the same Broker, a relationship of either designated agency
         [  ] OR, dual agency [  ] shall exist.

            (a)  Dual Agency Disclosure.  [Applicable only if dual agency has been selected above]. Seller and Buyer are aware that Broker is acting as a dual agent in this transaction and consent to the same. Seller and Buyer have been advised that:
                    1- In serving as a dual agent the Broker is representing tow clients whose interests are or at times could be different or even adverse.
                    2- The Broker will disclose all adverse, material facts, relevant to the transaction and actually known to the dual agent to all parties in the transaction except information made confidential by request or instructions from another client which is not otherwise required to be disclosed by law.
                    3- The Buyer and Seller do not have to consent to dual agency; and
                    4- The consent of Buyer and Seller to dual agency has been given voluntarily and the parties have read and understood their brokerage engagement agreements;
                    5- Notwithstanding any provision to the contrary contained herein, Seller and Buyer each hereby direct Broker, if acting as a dual agent, to keep confidential and not reveal to the other party any information which could materially and adversely affect their negotiating position.
           (b) Designated Agency Assignment. [Applicable only if the designated agency has been selected above.]
                The            broker           has            assigned
                ________________________________  to  work  exclusively
                with   Buyer   as   Buyer's   Designated   Agent    and
                ________________________________  to  work  exclusively
                with   Seller  as  Seller's  Designated  Agent.    Each
                Designated Agent shall exclusively represent the  party
                to  whom they have been assigned as a client and  shall
                not  represent in this transaction the client  assigned
                to the other Designated Agent.
           (c)  Material Relationship Disclosure.  [Required with dual agency]  The Broker and/ or affiliated licensees have
                no material relationship with either client except as
                follows: __________________________________.  A
                material relationship means one actually known of a
                personal, familial or  business nature between the
                Broker and affiliate licensees and a client which
                would impair their ability to exercise fair judgment
                relative to   another client.

       B. BROKERAGE. The Broker(s) identified herein have performed valuable brokerage services and are to be paid a commission pursuant to a separate agreement or agreements. Unless otherwise provided for herein, the Listing Broker will be paid will be paid a commission by the Seller, and the Selling Broker will receive a portion, of the Listing Broker's commission pursuant to a cooperative brokerage agreement. The closing attorney is directed to pay the commission of the Broker(s) at closing out of the proceeds of the sale. If the sale proceeds are insufficient to pay the full commission, the party owing the commission will pay any shortfall at closing. If more than one Broker is involved in the transaction, the closing attorney is directed to pay each Broker their respective portion of said commission. In the event the sale is not closed because of the Buyer's and/ or Seller's failure or refusal to perform any of their obligations herein, the non-performing party shall immediately pay the Broker(s) the full commission the Broker(s) would have received had the sale closed, and the Selling Broker and Listing Broker may jointly or independently pursue the non-performing party for their portion of the commission. Seller and Buyer hereby represent and warrant, each to the other, that no party other than the Broker(s) identified herein are entitled , as a result of the actions of the Seller or Buyer, as the case may be, to a real estate commission or other fee resulting from the execution of this Agreement or the transaction contemplated hereby. Seller and Buyer hereby agree to indemnify, defend and hold each other harmless from and against any and all costs, damages, and expenses (including attorney's fees) resulting directly or indirectly from any such claim arising out of the actions or contact with Seller or Buyer, as the case may be. Broker(s) hereby agree to execute and deliver at Closing a release and waiver of lien in a form approved by the Title Company. This paragraph shall survive at Closing.


               /s/ JH                             /s/ RPJ
          Buyer's Initials                   Seller's Initials




  13. DISCLAIMER. Buyer and Seller acknowledge that they have not relied upon any advice, representations or statements of Brokers and waive and shall not assert any claims against Brokers involving the same. Buyer and Seller agree that Brokers shall not be responsible to advise Buyer and Seller on any matter including but not limited to the following: any matter which could have been revealed through a survey, title search or inspection of the Property; the condition of the Property, any portion thereof, or any item therein; building products and construction techniques; the necessity or cost of any repairs to the Property; hazardous or toxic materials or substances; termites or other wood destroying organisms; the tax or legal consequences of this transaction; the availability and cost of utilities or community amenities; the appraised future value of the Property; any condition(s) existing off the Property which may affect the Property; the terms, conditions and availability of financing; and the uses and zoning of the Property whether permitted or proposed. Buyer and Seller acknowledge that Brokers are not experts with respect to the above matters, and that, if any of these matters or any other matters are of concern to them, they should seek independent expert advice relative thereto. Buyer further acknowledges that in every neighborhood there are conditions which different buyers may find objectionable. Buyer shall therefore be responsible to become fully acquainted with neighborhood and other off site conditions which could affect the Property.

  14. DESTRUCTION OF PROPERTY PRIOR TO CLOSING. If the property is destroyed or substantially destroyed prior to Closing, Seller shall give Buyer prompt notice thereof, which notice shall include the Seller's reasonable estimate of: (1) the cost to restore and repair the damage; (2) the amount of insurance proceeds, if any, available for the same; and (3) whether the damage will be repaired prior to Closing. Upon notice to Seller, Buyer may terminate this agreement within seven days of receiving such notice from Seller. If Buyer does not attempt to terminate this agreement, Buyer shall have deemed to have accepted the Property with the damage and shall receive at Closing (1) any insurance proceeds which have been paid to Seller, but not yet spent to repair the damage, and (2) an assignment of all unpaid insurance proceeds to the claim.

  15.       OTHER PROVISIONS.
       A.Exhibits,  Binding  Effect,  Entire  Agreement,  Modification  and
          Assignment. All exhibits attached hereto are hereby incorporated herein. This agreement shall be for the benefit of, and be binding upon, the parties hereto, their heirs, successors, legal representatives and permitted assigns. This Agreement constitutes the sole and entire agreement between parties hereto and no modification or assignment of this agreement shall be binding unless signed by all parties to this Agreement. No representation, promise, or inducement not included in this Agreement shall be binding upon any party hereto. Any assignee shall fulfill all the terms and conditions of this Agreement.
       B. SURVIVAL OF AGREEMENT. All conditions and stipulations not fulfilled at time of Closing shall survive the Closing until such time as the conditions or stipulations are fulfilled. Notwithstanding above, the representations and warranties made in Exhibit "D" shall survive the Closing for a period of 365 days from the Date of Closing.
       C. GOVERNING LAW. This agreement may be signed in multiple counterparts, is intended as a contract for the purchase and sale of real property and shall be interpreted in accordance with the laws of the State of GEORGIA.
       D.    TIME OF ESSENCE.  Time is of the essence in this Agreement.
       E. TERMINOLOGY AND INTERPRETATION. As the context may require in this Agreement: (1) the singular shall mean the plural and vice versa, and (2) all pronouns shall mean and include the person, entity, firm or corporation to which they relate. This agreement shall not be construed more strictly against one party than against the other, it being acknowledged by the parties that each has contributed substationally to the preparation of this Agreement.
       F. RESPONSIBILITY TO COOPERATE. All Parties agree to timely take such actions and produce, execute, and/ or deliver such information and documentation as is reasonably necessary to carry out the responsibilities and obligations of this Agreement.
       G. COUNTERPARTS. This Agreement may be executed in tow or more counterparts, each of which shall be deemed an original, but all such counterparts constitute one Agreement.
       H. NOTICES. Except as otherwise provided herein, all notices, including offers, counteroffers, acceptances, amendments and demands, required or permitted hereunder shall be in writing, signed by the party giving the notice and delivered either: (1) in person, (2) by overnight delivery service, prepaid, (3) by facsimile transmission (FAX) (provided that the original of the notice shall be promptly sent thereafter if so requested by the party receiving the same), or (4) by the United States Postal Service, postage prepaid, registered or certified return receipt requested. The parties agree that a faxed signature of a party constitutes and original signature binding upon that party. Notice shall be deemed to have been given as of the date and time it is actually received. Notwithstanding the above, notice by FAX shall be deemed to have been given as of the date and time it was transmitted if the sending FAX produces a written confirmation with the date, time and telephone number to which the notice was sent. Receipt of notice by the Broker representing a party as a client shall be deemed to be notice to that party for all purposes herein, except in transactions where the Broker is practicing designated agency, in which case, receipt of notice by the designated agent representing a party as a client shall be required to constitute notice. All notice requirements referenced herein shall be strictly construed.



               /s/ JH                             /s/ RPJ
          Buyer's Initials                    Seller's Initials




          Buyer's Address:                       Seller's Address:

Action Outdoor Advertising Inc          AEI Income & Growth Fund 23 LLC
and/ or assigns 3512 Old Milton Parkway AEI Real Estate Fund XVIII
Alpharetta, Georgia, 30005              Limited Partnership
                                        AEI Net Lease Income & Growth Fund
                                        XIX Limited    Partnership
                                        AEI Private Net Lease Millennium
                                        Fund Limited Partnership
                                        Attn:  Debra Jochum
                                        30 East Seventh Street, Suite 1300
                                        St. Paul, MN  55101

PHONE: (678) 624-9275                  PHONE: (651) 227-7333
FAX:  (678) 624-9276                   FAX:   (651) 227-7705


       I. REMEDIES. In the event of a breach of this Agreement, the non-breaching party may pursue all remedies available at law or in equity except where the parties have agreed to arbitrate. Notwithstanding the above, if Buyer breaches Buyer's obligations or warranties herein Seller shall request that Holder pay the Earnest Money to Seller, which, shall constitute liquidated damages in full settlement for all claims by Seller. Such liquidated damages are agreed to by the parties not to be a penalty and to be a good faith estimate of Seller's actual damages, which damages are difficult to ascertain.


  16. TIME LIMIT OF OFFER: This Instrument shall be open for acceptance until 1:00 o'clock p.m. on the 24th day of December 2004.

  17.          EXHIBITS  AND AGENDA.  All exhibits and/or addenda  attached
  hereto,  listed  below, or referenced herein are made a  part  of    this
  Agreement. If any such exhibit or addendum conflicts with any preceding paragraph, said exhibit or addendum shall control:
       EXHIBIT "A":        LEGAL DESCRIPTION
       EXHIBIT "B":        DUE DILIGENCE MATERIALS
       EXHIBIT "C":        ADDITION TO SELLER'S CLOSING DOCUMENTS
       EXHIBIT "D":        SELLER'S WARRANTIES AND REPRESENTATIONS

  18. Special Stipulations: The following Special Stipulations, if conflicting with any Exhibit or proceeding paragraph, shall control.

  1. Purchaser may accomplish and IRC section 1031 tax deferred exchange of real property and Seller agrees to cooperate with Purchaser, at no additional cost or expense to Seller.

  2. Principles of Purchaser are licensed real estate brokers with Metro Brokers Inc. and provide this notice as required by law.

  3. Seller agrees to pay a sales commission equal to 4% of the first 2.4 Million Dollars (Two Million Four Hundred Thousand U.S.) and 10% of the remainder of the sales price split equally between Pinnacle Partners, LLC and the Shumacher Group, LLC.





Pinnacle Partners LLC                   /s/ Lawrence T Mccurdy
Selling Broker   MLS Office Code            Buyer's Signature

                                             Lawrence T McCurdy
By:/s/ Jack Hartampf                      Print or Type Buyer's Name:

Harold V Shumack
Print or Type Name:                       Buyer's Signature
Business phone: 404 240 0040
Fax404 266 9271
                                          Print or Type Name:
/s/ Harold V Shumack
Listing Broker     MLS Office Code

                                        AEI Income & Growth Fund 23 LLC
                                        By: AEI Fund Management XVIII,
                                        Inc., its managing member

                                        By:/s/ Robert P Johnson
                                               Robert P. Johnson, President

               /s/ JH                             /s/ RPJ
          Buyer's Initials                    Seller's Initials




                                        AEI Real Estate Fund XVIII Limited
                                        Partnership
                                        By: AEI Fund Management XVIII,
                                        Inc., its corporate general
                                        partner

                                        By:/s/ Robert P Johnson
                                               Robert P. Johnson, President


                                        AEI Net Lease Income & Growth Fund
                                        XIX Limited Partnership
                                        By: AEI Fund Management XIX, Inc.,
                                        its corporate general partner

                                        By:/s/ Robert P Johnson
                                               Robert P. Johnson, President


                                        AEI Private Net Lease
                                        Millennium Fund Limited Partnership
                                        By: AEI Fund Management
                                        XVIII, Inc., its corporate general
                                        partner

                                        By: /s/ Robert P Johnson
                                                Robert P. Johnson, President






Acceptance Date
The above proposition is hereby accepted, 11:00 o'clock a.m on 30th day of December 2004.

Binding Agreement Date
This instrument shall become a binding agreement on the date ("Binding Agreement Date") when notice of the acceptance of this Agreement has been received by offeror. The offeror shall promptly notify offeree when acceptance has been received.




               /s/ JH                             /s/ RPJ
          Buyer's Initials                     Seller's Initials






                              EXHIBIT "A" TO
                  COMMERICAL PURCHASE AND SALE AGREEMENT


                             LEGAL DESCRIPTION


All that tract or parcel of land lying and being located Land Lot 796, 1st District, 2nd Section, City of Alpharetta, Fulton County Georgia and being more particularly described as follows:

Beginning at a point at the Southwest end of a miter at the intersection of the East right of way (R/W) line of Haynes Bridge Road (R/W varies) and the Southeast R/W line North Point Parkway (130' R/W); thence along said miter North 33 degrees 26' 45" East, a distance of 58.73 feet to a point on the Southeast R/W line of North Point Parkway; thence following said R/W line North 84 degrees 09' 13" East, a distance of 90.00 feet to a point; thence
152.49 feet along a curve to the left, said curve having a chord of North 78 degrees 33' 41" East 152.25 feet and a radius of 781.20 feet to a point; thence 213.48 feet along a curve to the left, said curve having a chord of North 65 degrees 08' 26" East 212.82 feet and a radius of 781.20 feet to a 1/2" rebar set and the TRUE POINT OF BEGINNING; thence continuing along said R/W line 26.70 feet along a curve to the left, said curve having a chord of North 56 degrees 19' 58" East 26.70 feet and a radius of 781.20 to a point; thence North 55 degrees 21' 13" East, a distance of 320.00 feet to a point; thence 14.34 feet along a curve to the right, said curve having a chord of North 55 degrees 59' 04" East 14.34 feet and a radius of 651.20 feet to 1/2" rebar set at the Northwest end of a miter at the intersection of said R/W line and the Northwest R/W line of Georgia Lane (R/W varies); thence along said miter South 57 degrees 34; 15" East, a distance of 103.63 feet to a 1/2" rebar set on the Northwest R/W line of Georgia Lane; thence following said R/W line South 20 degrees 00' 59" East, a distance of 51.07 feet to a point; thence 268.67 feet along a curve to the right, said curve having a chord of South 15 degrees 04' 23" West 263.88 feet and a radius of
409.50 feet to a point; thence South 34 degrees 52' 09" West, a distance of
175.47 feet to a concrete nail sat; thence leaving said R/W line North 55 degrees 07' 51" West, a distance of 77.67 feet to a 1/2" rebar set; thence Noth 36 degrees 20' 19" West, a distance of 292.87 feet to the TRUE POINT OF BEGINNING. Said tract contains 2.593 acres or 112,962 square feet.


               /s/ JH                             /s/ RPJ
          Buyer's Initials                    Seller's Initials